Exhibit 99.1

Lincoln Centre Tower I 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240 T 214.238.5700 F 214.238.5701

Capital Southwest Announces $0.17 per Share Dividend for Quarter Ended December 31, 2016

Represents a 55% Increase Compared to Prior Quarter Dividend

Dallas, Texas –  December 1, 2016 – Capital Southwest Corporation (“Capital Southwest” or the “Company”; Nasdaq: CSWC) today announced its Board of Directors has declared a $0.17 dividend per share for the quarter ended December 31, 2016.

The Company’s dividend will be payable as follows:

December 31, 2016 Quarterly Dividend

Amount Per Share:                       $0.17

Ex-Dividend Date:                         December 13, 2016

Record Date:                                  December 15, 2016

Payment Date:                               January 3, 2017

When declaring dividends the Board of Directors reviews estimates of taxable income available for distribution, which may differ from net investment income under generally accepted accounting principles. The final determination of taxable income for each year, as well as the tax attributes for dividends in such year, will be made after the close of the tax year.

Capital Southwest maintains a dividend reinvestment plan ("DRIP") that provides for the reinvestment of dividends on behalf of its registered stockholders who hold their shares with Capital Southwest’s transfer agent and registrar, American Stock Transfer and Trust Company.  Under the DRIP, if the Company declares a dividend, registered stockholders who have opted in to the DRIP by the dividend record date will have their dividend automatically reinvested into additional shares of Capital Southwest common stock.

About Capital Southwest

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based publicly traded business development company, with approximately $279 million in net assets as of September 30, 2016.  Capital Southwest is a credit investment firm focused on supporting the acquisition and growth of middle market businesses with $5 to $20 million investments across the capital structure, including first lien, unitranche, second lien and subordinated debt, as well as non-control equity co-investments. Since Capital Southwest's formation in 1961, it has always sought to invest in companies with strong management teams and sound financial performance. As a public company with a permanent capital base, Capital Southwest is fortunate to have the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements

This press release contains historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business and investments of Capital Southwest. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions, and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to changes in the markets in which Capital Southwest invests, changes in the financial and lending markets and general economic and business conditions.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2016 and subsequent fillings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contacts:

Michael S. Sarner, Chief Financial Officer

214-884-3829